EX.99.g.vii.A

AMENDMENT TO THE PROFESSIONALLY MANAGED PORTFOLIOS
CUSTODY AGREEMENT

THIS AMENDMENT effective as of the last date on the signature page, to the Custody Agreement, dated as of June 22, 2006, as amended and restated May 15, 2013, as amended, (the “Agreement”) is entered into by and between Professionally Managed Portfolios, a
Massachusetts business trust (the “Trust”), on behalf of its separate series, the Boston Common funds listed on Exhibit W attached hereto (as amended from time to time), and U.S. Bank National Association, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the parties desire to amend the Agreement to add the Boston Common ESG Impact Emerging Markets Fund to Exhibit W; and

WHEREAS, Article XIV, Section 14.2 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Boston Common ESG Impact Emerging Markets Fund is hereby added to Exhibit W attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

PROFESSIONALLY MANAGED PORTFOLIOS    U.S. BANK N. A.

By: /s/ Elaine E. Richards        By: /s/ Anita M. Zagrodnik
Name: Elaine E. Richards        Name: Anita M. Zagrodnik
Title: President    Title:    Senior Vice President

Date: July 24, 2021    Date: 7/26/2021

Boston Common

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Exhibit W to the
Professionally Managed Portfolios Custody Agreement

Name of Series
Boston Common ESG Impact International Fund Boston Common ESG Impact U.S. Equity Fund
Boston Common ESG Impact Emerging Markets Fund

Custody Services Fee Schedule at July 1, 2018
Annual Fee Based Upon Market Value per Fund*
[ ] basis point on average daily market value of all long securities and cash held in the portfolio Minimum annual fee per fund – [ ]
Plus portfolio transaction fees

Portfolio Transaction Fees
•$ [ ] – Book entry DTC transaction, Federal Reserve transaction, principal paydown
•$ [ ] – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
•$ [ ] – Option/SWAPS/future contractwritten, exercised or expired
•$ [ ]– Mutual fund trade, Margin Variation Wire and outbound Fed wire
•$ [ ]– Physical security transaction
•$ [ ] – Check disbursement (waived if U.S. Bancorp is Administrator)
A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Securities Lending and Money Market Deposit Account (MMDA)
•Negotiable
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receiptof securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC)
fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services
•See Additional Services Fee schedule for global servicing.
•$[ ] per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
•Class Action Services – $[ ] filing fee per class action per account, plus 2% of gross proceeds, up to a maximum per recovery not to exceed $[ ].
•No charge for the initial conversion free receipt.
•Overdrafts – charged to the account at prime interest rate plus 2 unless a line of credit is in place.
In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average. Fees are calculated pro rata and billed monthly.

Boston Common

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Amended Exhibit W (continued) to the Professionally Managed Portfolios Custody Agreement

Additional Global Sub-Custodial Services Annual Fee Schedule

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Amended Exhibit W (continued) to the Professionally Managed Portfolios Custody Agreement

Country	Instrument	Safekeeping (BPS)	Transaction fee	Country	Instrument	Safekeeping (BPS)	Transaction fee	Country	Instrument	Safekeeping (BPS)	Transaction fee
Argentina	All	[ ]	$[ ]	Hungary	All	[ ]	$[ ]	Portugal	All	[ ]	$[ ]
Australia	All	[ ]	$[ ]	Iceland	All	[ ]	$[ ]	Qatar	All	[ ]	$[ ]
Austria	All	[ ]	$[ ]	India	All	[ ]	$[ ]	Romania	All	[ ]	$[ ]
Bahrain	All	[ ]	$[ ]	Indonesia	All	[ ]	$[ ]	Russia	Equities	[ ]	$[ ]
Bangladesh	All	[ ]	$[ ]	Ireland	All	[ ]	$[ ]	Senegal	All	[ ]	$[ ]
Belgium	All	[ ]	$[ ]	Israel	All	[ ]	$[ ]	Serbia	All	[ ]	$[ ]
Benin	All	[ ]	$[ ]	Italy	All	[ ]	$[ ]	Singapore	All	[ ]	$[ ]
Bermuda	All	[ ]	$[ ]	Ivory Coast	All	[ ]	$[ ]	Slovak Republic	All	[ ]	$[ ]
Botswana	All	[ ]	$[ ]	Japan	All	[ ]	$[ ]	Slovenia	All	[ ]	$[ ]
Brazil	All	[ ]	$[ ]	Jordan	All	[ ]	$[ ]	South Africa	All	[ ]	$[ ]
Bulgaria	All	[ ]	$[ ]	Kazakhstan	All	[ ]	$[ ]	South Korea	All	[ ]	$[ ]
Burkina Faso	All	[ ]	$[ ]	Kenya	All	[ ]	$[ ]	Spain	All	[ ]	$[ ]
Canada	All	[ ]	$[ ]	Kuwait	All	[ ]	$[ ]	Sri Lanka	All	[ ]	$[ ]
Cayman Islands*	All	[ ]	$[ ]	Latvia	Equities	[ ]	$[ ]	Swaziland	All	[ ]	$[ ]
Channel Islands*	All	[ ]	$[ ]	Lithuania	All	[ ]	$[ ]	Sweden	All	[ ]	$[ ]
Chile	All	[ ]	$[ ]	Luxembourg	All	[ ]	$[ ]	Switzerland	All	[ ]	$[ ]
China Connect	All	[ ]	$[ ]	Malaysia	All	[ ]	$[ ]	Taiwan	All	[ ]	$[ ]
China (B Shares)	All	[ ]	$[ ]	Mali	All	[ ]	$[ ]	Thailand	All	[ ]	$[ ]
Colombia	All	[ ]	$[ ]	Malta	All	[ ]	$[ ]	Togo	All	[ ]	$[ ]
Costa Rica	All	[ ]	$[ ]	Mauritius	All	[ ]	$[ ]	Tunisia	All	[ ]	$[ ]
Croatia	All	[ ]	$[ ]	Mexico	All	[ ]	$[ ]	Turkey	All	[ ]	$[ ]
Cyprus	All	[ ]	$[ ]	Morocco	All	[ ]	$[ ]	UAE	All	[ ]	$[ ]
Czech Republic	All	[ ]	$[ ]	Namibia	All	[ ]	$[ ]	United Kingdom	All	[ ]	$[ ]
Denmark	All	[ ]	$[ ]	Netherlands	All	[ ]	$[ ]	Ukraine	All	[ ]	$[ ]
Egypt	All	[ ]	$[ ]	New Zealand	All	[ ]	$[ ]	Uruguay	All	[ ]	$[ ]
Estonia	All	[ ]	$[ ]	Niger	All	[ ]	$[ ]	Vietnam	All	[ ]	$[ ]
Euromarkets**	All	[ ]	$[ ]	Nigeria	All	[ ]	$[ ]	Zambia	All	[ ]	$[ ]
Finland	All	[ ]	$[ ]	Norway	All	[ ]	$[ ]	Zimbabwe	All	[ ]	$[ ]
France	All	[ ]	$[ ]	Oman	All	[ ]	$[ ]
Germany	All	[ ]	$[ ]	Pakistan	All	[ ]	$[ ]
Ghana	All	[ ]	$[ ]	Peru	All	[ ]	$[ ]
Guinea Bissau	All	[ ]	$[ ]	Philippines	All	[ ]	$[ ]
Hong Kong	All	[ ]	$[ ]	Poland	All	[ ]	$[ ]

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Amended Exhibit W (continued) to the Professionally Managed Portfolios Custody Agreement

Safekeeping and transaction fees are assessed on security and currency transactions.
*Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.
**Tiered by market value less than $[ ]: [ ]bp, greater than $[ ] and less than $[ ]: .[ ] bps.
**Euromarkets - Non-Eurobonds: Surcharges vary by local market.

A monthly base fee per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month.
•1– 25 foreign securities – $[ ]; 26 – 50 foreign securities – $[ ]; Over 50 foreign securities – $[ ]
•Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.
•For all other markets specified in above grid, surcharges may apply if a security is held outside of the local market.

Boston Common

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Amended Exhibit W (continued) to the Professionally Managed Portfolios Custody Agreement

Miscellaneous Expenses
•Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $[ ] per claim.
•Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
•A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
•SWIFT reporting and message fees.

Boston Common

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Amended Exhibit W (continued) to the Professionally Managed Portfolios Custody Agreement

Margin Management Services

Requires U.S. Bank as custodian for all assets

$[ ] annual program fee (includes up to 4 Account Control Agreements)

$[ ] annual fee per each additional Account Control Agreement. Fees are calculated pro rata and billed monthly
Extraordinary Services –
Extraordinary services are duties or responsibilities of an unusual nature, including termination, butnot provided for in the governing documents or otherwise set forth in this schedule. A reasonable charge will be assessed based on the nature of the service and the responsibility involved. At our option, these charges will be billed at a flat fee or at our hourly rate then in effect.

Account approval is subject to review and qualification. Fees are subject to change at our discretion and upon written notice. The fees set forth above and any subsequent modifications thereof are part of your agreement. Finalization of the transaction constitutes agreementto the above fee schedule, including agreementto any subsequent changes upon proper written notice. In the event your transaction is not finalized, any related out-of-pocketexpenses will be billed to the client directly. Absent your written instructions to sweep or otherwise invest, all sums in your account will remain uninvested and no accrued interest or other compensation will be credited to the account. Payment of fees constitutes acceptance of the terms and conditions set forth.

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an Account. For a non-individual person such as a business entity, a charity, a Trust, or other legal entity, we ask for documentation to verify its formation and existence as a legal entity. We may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

*Subject to annual CPI increase – All Urban Consumers – U.S. City Average

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